Exhibit T3A.2.37

Filing Fee $50.00	ID Number: 20974

[Seal]

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

Office of the Secretary of State

Corporations Division

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

Rite Aid of Rhode Island, Inc.

Pursuant to the provisions of Section 7-1.1-89 of the General Laws, 1956, as amended, the undersigned carporation adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation is Rite Aid of Rhode Island, Inc.

2. The shareholders of the corporation (or, where no shares pressed by Chapter 7.1.1 of tractors of the corporation) on December 21, 1998, in the manner prescribed by chapter 7-1.1 of the General Laws, 1968, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]

(If additional space is required, please fill on separate attachment)

That Article I of the Articles of Incorporation of the Corporation be and it hereby is amended to read:

The exact name of the Corporation is PJC of Rhode Island, Inc.

3. The number of shares of the corporation outstanding at the time of such adoption was 200 and the number of shares anikled to vote thereon was 200.

4. The desgnation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: of inapplicable, Insert “none”)

Class	Number of Shares
Common	200

[Illegible]	[Illegible]	FILED

JAN 11 1998

By	/s/ [Illegible]

5. The number of share voted for such amendment was 200, and the number of shares voted against such amendment was 0.

6. The number of shares of each class entired to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, Insert “none”)

	Number of Shares Voted
Class	For	Against
Common	200	0

7. The manner, I not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (if no change, so state)

No change

8. The meaner in which such amendment effects a change in the amount of stated capital, and the amount (expressad in dollars) of stated capital as changed by such amendment, are as follows: (if no change, so state)

No change

9.	Date when amendment is to become effective:	[Illegible]
(not more than 30 days after the filing of these Articles of Amendment)

Dated December 18, 1998	Rite Aid of Rhode Island, Inc.

	By	/s/ Michel Coutu

Is Michel Coutu President

	and	/s/ William Weish

Is William Weish Secretary

STATE OF Rhode Island

COUNTY OF Kent

In Warwick on this 18th day of December [Illegible], personally appeared before me Michel Coutu & William Weish, who being by me first duty sworn, declared they are President & Secretary Rite Aid of Rhode Island, Inc. and that they signed the foregoing document as President Secretary of the corporation, and the statements therein continued are true.

/s/ [Illegible]
Notary Public
My Commission Expires:	6/20/01

State of Rhode Island and Providence Plantations

BUSINESS CORPORATION

ORIGINAL ARTICLES OF INCORPORATION

The undersigned acting as incorporator (x) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt (s) the following Articles of Incorporation for such corporation:

First.The name of the corporation is RITE AID OF RHODE ISLAND, INC.

Second. The period of its duration is (if perpetual, so state) perpetual

Third. The purpose or purposes for which the corporation is organized are:

To engage in the business of preparing, compounding, producing, importing, exporting, storing, acquiring, buying, selling, contracting’ with others to produce, supply, or deal in and with, disposing at retail; marketing, distributing, and dealing in and with, in accordance with rules and regulations, licensing requirements, and all pertinent and legal restraints :and limitations, all kinds of drugs, chemicals, medicines, pharmaceutical products, physicians and . surgeons supplies and all supplies, required by invalids, paints, colors, cosmetics, perfumes, toilet supplies, stationery and stationery supplies; novelities, tobacco in all forms ice cream, confectionery, and soft drinks; to fill prescriptions, maintain newsstands, soda fountains and. lunch mounters, and do everything pertaining ‚to the drug store business and to own, lease; manage and operate pharmacies of all types.

The corporation shall have power: (See §7-1.1-4 of the General Laws, 1956, as amended.)

(a) To have perpetual succession by its corporate name unless limited period of duration is stated in its articles of incorporation.

(b) To sue and be sued, complain and defend, in its corporate name.

(c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

(d) To purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real or personal property, or any Interest therein, wherever situated.

(e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

(f) To lend money and to use its credit to assist its employees.

(g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other Interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

(h) To make contracts and guarantee’s and incur liabilities, borrow money, at such rates of interest as the corporation may determine; issue its notes, bonds; and other obligations; and locum any of its obligations by mortgage or pledge of all or any of its property, franchisee, and income.

(i) To lend money for its corporate purposes, invest and reinvest its funds, and take and bold real and personal property as security for the payment of funds so loaned or invested.

(j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

(k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

(1) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

(m) To make donations for the public welfare or for charitable, scientific or educational purposes.

(n) To transact any lawful business which the hoard of directors shall find will be In aid of governmental authority.

[ILLEGIBLE]	(OVER)

(o) To pay pensioni and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

(p) To provide Insurance for Its benefit on the life of any of Its directors, officers, or employees, or on the life of If any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

(q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture

(r) To have and exercise all powers necessary or convenient to effect its purposes.

Fourth. The aggregate number of shares which the corporation shall have authority to issue is:

(a) If only one class: Total number of shares 200

(If the authorized shares are to consist of ono class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

Par value per share $1,000.00

or

(b) If more than one class: Total number of shares

(State (A) the number of the shares of each class thereof that are to have a par value and the par value of each share of each such class, and/or (B) the number of each shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, Including voting rights and the qualifications, limitations or restrictions thereof, which are` permitted by the, provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be Seed by the articles.)

Fifth. Provisions (if any) dealing with the preemptive right of shareholders pursuant to §771.1-24 of the General Laws, 1956, as amended:

No stockholder of this corporation shall by reason of his holding shares of any class have any pre-emptive or preferential right to purchase of [Illegible] to any shares of any class of this corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or, carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the-issuance of any such shares, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder, other than such rights, ‚if any, as the board of directors, in its discretion from time to time may grant, and at such price as the board of directors in its discretion may fix; and the board of directors may issue shares of any class of this corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering any such shares of any class, either in whole or in part, to the existing stockholders of any class.

Sixth. Provisions (if any) for the regulation of the internal affairs of the corporation: The Board of’ Directors may make, alter, amend and repeal the by-laws subject to the power of the shareholders to change such action.

Seventh. The address of the initial registered office of the corporation is 111 WESTMINSTER STREET, PROVIDENCE, RHODE ISLAND 02903 (add Zip Code) and the name of its initial registered agent at such address is: C T CORPORATION SYSTEM

Eighth. The number of directors constituting the initial board of directors of the corporation is Three and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

(lf this is a close corporation pursuant to §7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and addresses of the officers of the corporation.)

Name	Address
Alex Grass	Trindle Rd. & Railroad Ave.
Shiremantown, Pa. 17011

Lewis Lehrman	Trindle Rd. & Railroad Ave.
Shiremantown, Pa. 17011

David Sommer	Trindle Rd. & Railroad Ave.
Shiremantown, Pa. 17011

Ninth. The name and address of each incorporator is:

Name	Address
George Lewis	123 South Broad Street
Philadelphia, Pa. 19109

[Seal]

Tenth. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

upon filing of Articles of Incorporation

Dated    December 2, 1975

/s/ George Lewis
George Lewis

(R.T. - 2158)

PENNSYLVANIA	}	City	}
STATE OF RHODEISLAND		In the	of Philadelphia
COUNTY OF PHILADELPHIA	}	Town	}

in said county this 2nd day of December, A.D. 1975 then personally appeared before me George Lewis each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

/s/ Jean L. Wilsterman
Notary Public
Jean L. Wilsterman

COMMONWEALTH OF PENNSYLVANIA)
COUNTY OF CUMBERLAND)

I, Franklin C. Brown, being duly sworn, declare under oath, that I am the President of Rite Aid of Rhode Island, Inc., a Rhode Island corporation, and that the attached is a true copy of the original Articles of Incorporation of Rite Aid of Rhode Island, Inc. filed by the Secretary of State on December 5, 1975.

/s/ Franklin C. Brown
Franklin C. Brown

Sworn to before me and subscribed in my presence this 30th day of April, 1996.

/s/ [Illegible]
Notary Public

My Commission Expires:	NOTARIAL SEAL
Robbie Louise Blackwell, Notary Public
Harrisburg, Dauphin County
	My Commission Expires May 18, 1998	[SEAL]

(SEAL)